Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-2 of Capital Southwest Corporation (the Registration Statement) of our report dated May 21, 2024, relating to the consolidated financial statements, effectiveness of internal control over financial reporting and the schedule of investments in and advances to affiliates listed in Schedule 12-14 of Capital Southwest Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of Capital Southwest Corporation for the year ended March 31, 2024 (the Form 10-K) and of our report dated May 21, 2024 on the financial information set forth in Part II, Item 5 of the Form 10-K under the heading “Senior Securities,” which is attached as an exhibit to the Form 10-K.

We also consent to the references to us under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” and in item 25(1) of Part C of the Registration Statement.

 /s/ RSM US LLP

Chicago, Illinois
October 24, 2024

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